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                                                                     EXHIBIT 5.1


                                November 13, 2003

Buckeye Technologies Inc.
1001 Tillman Street
Memphis, Tennessee 38112

Ladies & Gentlemen:

         We are acting as counsel to Buckeye Technologies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer to exchange (the "Exchange Offer") the Company's outstanding unregistered $200,000,000 aggregate principal amount of 8-1/2% Senior Notes due 2013 (the "Outstanding Notes") for a like principal amount of the Company's 8-1/2% Senior Notes due 2013 (the "Exchange Notes") that will be registered under the Securities Act, as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus").

         The Exchange Notes will be issued under the indenture dated as of September 22, 2003 (the "Indenture"), among the Company, each of the Company's direct and indirect subsidiaries signatory thereto (the "Guarantors") and The Bank of New York, as Trustee.

         In our capacity as counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement, the Indenture, the Outstanding Notes and a form of the Exchange Notes. In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons and the due incorporation, good standing and corporate power and authority of each of the Guarantors incorporated or organized in jurisdictions other than New York or Delaware, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinions herein concerning any other laws.

         Based upon the foregoing, it is our opinion that:


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         (i)      The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by each Guarantor and the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ii) The Exchange Notes have been duly authorized and, when duly executed by the Company and each Guarantor, and authenticated by the Trustee in accordance with the Indenture and exchanged for the Outstanding Notes as contemplated in the Registration Statement, the Exchange Notes and the guarantees endorsed thereon will constitute valid and legally binding obligations of the Company and each Guarantor, respectively, will be entitled to the benefits of the Indenture and enforceable against the Company and each Guarantor, as the case may be, in accordance with the terms thereof, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                                Very truly yours,


                                                /s/ SHEARMAN & STERLING LLP











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